NEWS RELEASE

For Immediate Release                              August 23, 2000

Contacts:   John K. Keach, Jr.                     Lawrence E. Welker
            Chairman of Board                      Executive Vice President
            President/CEO                          Chief Financial Officer
           (812) 373-7816                          (812) 523-7308



                         HOME FEDERAL BANCORP ANNOUNCES

                     COMPLETION OF STOCK REPURCHASE PROGRAM

(Seymour, In) -- Home Federal Bancorp (the "Company") (NASDAQ: HOMF), the holding company of Home Federal Savings Bank of Seymour, Indiana (the "Bank"), announced today that they have completed their third stock repurchase program.

On August 23, 2000 the Board of Directors announced it had approved the third repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 236,729 such shares. Home Federal completed the repurchase of those shares on August 21, 2000.

Home Federal Bancorp is a unitary holding company, with Home Federal Savings Bank as its sole subsidiary. Home Federal Savings Bank, a FDIC insured savings bank founded in 1908, offers a wide range of consumer and commercial financial services through 16 offices in southeastern Indiana.

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